As filed with the Securities and Exchange Commission on June __, 2002.

                                                      Registration No.
                                                                       -------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of l933


                      SHARPS ELIMINATION TECHNOLOGIES, INC.

                (Exact name of issuer as specified in its charter)


            Delaware                                            91-1962104
        --------------                                     -----------------
      (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization                     Identification No.)

      1624 Washington Street
      Denver, Colorado                                          80203
      ----------------------------                          -------------
      (Address of Principal Executive                         (Zip Code)
      Offices

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                        --------------------------------
                              (Full Title of Plan)

                                  Kelly Fielder
                             1624 Washington Street
                                Denver, CO 80203
                           --------------------------
                     (Name and address of agent for service)

                                 (303) 861-0081
                    -----------------------------------------
           (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                               William T. Hart, Esq.
                                  Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                         Proposed     Proposed
Title of                                 maximum      maximum
Securities                Amount to be   offering     aggregate     Amount of
 to be                    registered    price per     offering     registration
registered                   (1)        share (2)       price          fee
-------------------------------------------------------------------------------

Common Stock Issuable
   Pursuant to Incentive
   Stock Option Plan       2,000,000      $0.98       $1,960,000       $18
Common Stock Issuable
   Pursuant to Non-
   Qualified Stock Option
   Plan                    3,500,000      $0.98        3,430,000       316
Common Stock Issuable
   Pursuant to Stock Bonus
   Plan                    1,500,000      $0.98        1,470,000       136
                                                       ---------    ---------

                                                       6,860,000   $   632
                                                       =========   ========


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock. The shares subject to this Registration Statement reflect the shares issuable pursuant to the Stock Bonus Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's common stock on June 18, 2002.

  SHARPS ELIMINATION TECHNOLOGIES, INC.Cross Reference Sheet Required Pursuant
        to Rule 404PART IINFORMATION REQUIRED IN PROSPECTUS (NOTE: Pursuant to
  instructions               to Form S-8, the Prospectus described below is not
                             filed with this Registration Statement.)
Item
 No.     Form S-8 Caption                             Caption in Prospectus
----     ----------------                             ---------------------

  1.     Plan Information

         (a)  General Plan Information            Stock Option and Bonus Plans

         (b)  Securities to be Offered            Stock Option and Bonus Plans

         (c)  Employees who may Participate       Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant     Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e)  Resale Restrictions                Resale of Shares by Affiliates

         (f)  Tax Effects of Plan                Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds                Not Applicable.

         (h)  Withdrawal from the Plan;         Other Information Regarding the
              Assignment of Interest            Plans

         (i)  Forfeitures and Penalties          Other Information  Regarding
                                                 the Plans

         (j)  Charges and Deductions and        Other Information Regarding the
              Liens Therefore                   Plans

  2.     Registrant Information and Employee    Available Information,
         Plan Annual Information                Documents Incorporated by
                                                Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The  following  documents  filed by the  Company  with the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

    (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

    (2) Quarterly report on Form 10-Q/A for the quarter ended March 31, 2002.

    (3)   Report on Form 8-K dated March 26, 2002.

     All reports and  documents  subsequently  filed by the Company  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Texas Corporation Law provides in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company

Item 7 - Exemption from Registration Claimed

      On June 4, 2002 the Company issued 160,000 shares of its common stock to Joshua A. Sall for consulting services provided to the Company.

      The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the issuance of these shares.


Item 8 - Exhibits

3.1   Certificate   of   Incorporation
      as amended                                             (1)
                                                   --------------------------

3.2   Bylaws                                                 (1)
                                                   -------------------------

4.1   Incentive Stock Option Plan
                                                   --------------------------

4.2   Non-Qualified Stock Option Plan
                                                   --------------------------

4.3   Stock Bonus Plan
                                                   -------------------------

5     Opinion of Counsel
                                                   --------------------------

23.1  Consent of Attorneys
                                                   --------------------------

23.2  Consents of Accountants
                                                   --------------------------

24.   Power of Attorney                            Included as part of the
                                                   Signature Page

99 - Additional Exhibits
        (Re-Offer Prospectus)                      -----------------------


(1) Incorporated by reference to the same exhibit filed with the Company's report on Form 8-K filed on January 2, 2001.

Item 9 - Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)to  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

            Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

            (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Gerald Wittenberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on June 19, 2002.

                                    SHARPS ELIMINATION TECHNOLOGIES, INC.

                                    By:    /s/ Kelly Fielder
                                          ------------------------------------
                                          Kelly Fielder, President, Chief
                                          Financial Officer and Principal
                                          Accounting Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Kelly Fielder
---------------------
Kelly Fielder                       Director              June 19, 2002